Exhibit 99.1

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpower.com

Media

Natalie Wymer

408-457-2348

Natalie.Wymer@sunpower.com

SunPower Announces Intention to Offer $350 Million Aggregate Principal Amount of Senior Convertible Debentures

SAN JOSE, Calif., Dec. 8, 2015 – SunPower Corp. (NASDAQ: SPWR) today announced that it proposed to offer $350 million aggregate principal amount of senior convertible debentures, subject to market conditions and other factors. The debentures will mature in January of 2023. The interest rate, initial conversion rate, offering price and other terms will be determined by negotiations between SunPower and the initial purchasers of the debentures. The debentures will be convertible into shares of SunPower’s common stock, par value $0.001 per share. SunPower also expects to grant the initial purchasers of the debentures an option to purchase up to an additional $52.5 million aggregate principal amount of debentures.

Total Energies Nouvelles Activités USA (“Total”), a subsidiary of Total S.A. that owns approximately 57.5% of SunPower’s common stock, has agreed to purchase, and the initial purchasers have agreed to sell to Total, $100 million aggregate principal amount of the $350 million aggregate principal amount of debentures to be offered (subject to SunPower issuing at least $300 million in aggregate principal amount of the debentures included in the offering, including the debentures to be purchased by Total) (the “commitment”). If the initial purchasers elect to exercise their right to purchase additional debentures, Total’s commitment will not change.

SunPower intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, pursuing its HoldCo and YieldCo strategies, capital expenditures, working capital, retirement of existing indebtedness and to fund potential acquisitions of complementary businesses. We currently have no commitments or agreements for any specific acquisitions.

The debentures are being offered in a private placement only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933 (the “Act”), and to Total Energies Nouvelles Activités USA, which is an institutional accredited investor under Regulation D under the Act. The debentures have not been registered under the Act or any other state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities law.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Act. Any offers of the debentures will be made only by means of a confidential offering memorandum. The debentures being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to SunPower’s proposed offering of the debentures. These forward-looking statements are based on SunPower’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) market conditions; (2) whether SunPower will offer the debentures or consummate the offering of the debentures on the expected terms, or at all; (3) whether SunPower will be able to satisfy the conditions required to close any sale of the debentures; and (4) other risks that affect SunPower’s business included in its filings with the Securities and Exchange Commission from time to time, including SunPower’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” All forward-looking statements in this press release are based on information currently available to SunPower, and SunPower assumes no obligation to update these forward-looking statements in light of new information or future events.